As filed with the Securities and Exchange Commission on March 30, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 5 TO FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Qilun Group Inc.

(Exact name of Registrant as specified in its charter)

Cayman Islands	5190	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 2201, Modern International Building, No. 3038,

Jintian Road, Gangxia Community, Futian Street

Futian District, Shenzhen City, Guangdong Province

People’s Republic of China

+86-755-83985414

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Mark E. Crone, Esq.

The Crone Law Group, PC

420 Lexington Avenue, Suite 2446

New York, NY 10170

(646) 861-7891

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

COPIES OF COMMUNICATIONS TO:

Mark Crone, Esq.	Florence Chan, Esq.
Mason Allen, Esq.	Ogier
The Crone Law Group P.C.	11th Floor, Central Tower
420 Lexington Ave, Suite 2446	28 Queen’s Road Central, Central
New York, NY 10170	Hong Kong 999077
Phone: (646) 861-7891	Phone: (852) 36566061

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Amendment No. 5 is being filed solely for the purpose of filing Exhibits 8.2 and 10.2. No changes have been made to the form of preliminary prospectus constituting Part I of the Registration Statement or to Items 6, 7 or 9 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits and Financial Schedules

(a)	Exhibits

Exhibit Number	Description

3.1	Articles of Association of Qilun Group Inc.**
5.1	Opinion of Ogier**
8.2	Opinion of DeHeng Law Offices (Shenzhen) regarding certain PRC legal matters and certain PRC tax matters*
10.1	Employment Agreement with our Chief Executive Officer, Ruowen Li**
10.2	Transfer Agreement dated October 14, 2022, among Qilun Holding (Shenzhen) and the selling shareholders thereto.*
10.3	Cooperation Agreement on Sales Commission**
14.1	Code of Business Conduct and Ethics of the Registrant**
21.1	Subsidiaries of the Registrant**
23.1	Consent of Assentsure PAC, an independent registered public accounting firm**
23.2	Consent of DeHeng Law Offices (Shenzhen)**
99.1	Request for Waiver and Representation**
107	Filing Fee Table**

101.INS	Inline XBRL Instance Document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

* Filed herewith.

** Previously filed.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shenzhen City, Guangdong Province, People’s Republic of China, on March 30, 2023.

QILUN GROUP INC.

By:	/s/ Ruowen Li
Ruowen Li
Chief Executive Officer and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form F-1 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date
Ruowen Li
/s/ Ruowen Li	Chief Executive Officer and Director	March 30, 2023
(Principal Executive Officer)

/s/ Ruowen Li	Chief Financial Officer	March 30, 2023
(Principal Financial and Accounting Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, United States of America on March 30, 2023.

AUTHORIZED U.S. REPRESENTATIVE

By:	/s/ Mark Crone
Name:	Mark Crone
Title:	Managing Partner

II-2